EXHIBIT 99(c)(6)

BOYD BROS.
LTM Results as of 9/30/03, Balance Sheet as of 6/30/03
($ in thousands, except share price and earnings per share)

	Enterprise Value /
	Revenue	EBITDA	EBIT	P/E
Current Share Price:	0.3 x	3.4 x	35.1 x	NA
$6.00 offer:	0.4 x	3.7 x	38.2 x	NA
Current Share Price (11/10/03):		$4.59
$6 Offer Premium to Current Price:		30.7%
LTM Revenue		$131,717
LTM EBITDA		$12,849
LTM EBIT		$1,245
LTM EPS (Diluted)		$(0.04)
Market Capitalization		$12,442
Net Debt (as of 6/30/03)		31,289

Enterprise Value		$43,731
Equity Value at $6 Offer		$16,264
Net Debt (as of 6/30/03)		31,289

Enterprise Value at $6 Offer		$47,553

BOYD BROS.
CYE 2003 Projected Results, Balance Sheet as of 6/30/03
($ in thousands, except share price and earnings per share)

	Enterprise Value /
	Revenue	EBITDA	EBIT	P/E
Current Share Price:	0.3 x	3.2 x	19.2 x	22.9 x
$6.00 offer:	0.4 x	3.5 x	20.9 x	30.0 x
Current Share Price 11/10/03:		$4.59
$6 Offer Premium to Current Price:		30.7%
CYE Revenue		$133,244
CYE EBITDA		$13,676
CYE EBIT		$2,276
CYE EPS (Diluted)		$0.20
Current Market Capitalization		$12,442
Net Debt		31,289

Current Enterprise Value		$43,731
Equity Value at $6 Offer		$16,264
Net Debt		31,289

Enterprise Value at $6 Offer		$47,553